                                                                     EXHIBIT 2.6

                                                       COURT FILE NO. 99-CL-3384


                            SUPERIOR COURT OF JUSTICE


                                 COMMERCIAL LIST


THE HONOURABLE                         )         FRIDAY, THE 7TH DAY OF
MR. JUSTICE FARLEY                     )         DECEMBER, 2001



                  IN THE MATTER OF THE COMPANIES' CREDITORS ARRANGEMENT ACT, R.S.C. 1985, c.C-36, AS AMENDED ("CCAA")

                  AND IN THE MATTER OF THE ONTARIO BUSINESS CORPORATIONS ACT, R.S.O. 1990, c. B-16, AS AMENDED ("OBCA")

                  AND IN THE MATTER OF A PLAN OF ARRANGEMENT OF THE LOEWEN GROUP INC. AND THE OTHER COMPANIES LISTED ON SCHEDULE "A"



                                   FINAL ORDER


         THIS APPLICATION made by The Loewen Group Inc. ("TLGI") and the other applicants listed on Schedule "A" attached hereto (the "Schedule 'A' Applicants" and collectively with TLGI the "Applicants") for an order in the form attached to the Supplementary Application Record was heard this day, at 393 University Avenue, Toronto, Ontario

         UPON hearing the submissions of counsel present;

         AND UPON having read the affidavit of Bradley D. Stam sworn December 5, 2001, the Monitor's Report dated December 3, 2001, such other affidavits filed herein and such further material in the pleadings and proceedings as was deemed necessary;


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                                      -2-


         AND UPON the Court being informed of the Order of Honourable Judge Walsh of the United States Bankruptcy Court for the District of Delaware (the "U.S. Court") dated December 5, 2001 (the "U.S. Confirmation Order") confirming the Fourth Amended Plan of Reorganization of TLGI and its United States subsidiaries, as amended to the date of the U.S. Confirmation Order (the "U.S. Plan");

NOTICE AND SERVICE

1. THIS COURT ORDERS that the time for service of the Notice of Application and the Affidavit in support of this Application be and it is hereby abridged such that the Application is properly returnable today, and, further, that any requirement for service of the Notice of Application and of the Supplementary Application Record upon any interested party, other than the parties herein mentioned, is hereby dispensed with.

RECOGNITION OF THE U.S. PLAN AND THE U.S. CONFIRMATION ORDER

2. THIS COURT ORDERS that, pursuant to section 18.6 of the CCAA, the U.S. Confirmation Order and the U.S. Plan, including without limitation the provisions thereof which are dealt with in greater particularity herein, be and they are hereby recognized in their entirety and shall be implemented and effective in Canada subject to and in accordance with each and every of their terms.

PLAN OF ARRANGEMENT

3. THIS COURT ORDERS that the plan of arrangement (the "Plan of Arrangement") annexed hereto as Schedule "B" and involving certain of the Schedule "A" Applicants (the "Affected Companies"), including without limitation the transfers of assets provided for therein, be and it is hereby approved and ratified pursuant to section 182 of the OBCA.

4. THIS COURT ORDERS that the Plan of Arrangement will, upon filing Articles of Arrangement and the issuance of the Certificates of Arrangement by the Director pursuant to provisions of the OBCA, become effective in accordance with its terms and be binding on


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                                      -3-


each of the Affected Companies, all shareholders of the Affected Companies and all of the persons affected by the Plan of Arrangement.

TRANSFERS PURSUANT TO THE U.S. PLAN

5. THIS COURT ORDERS AND DIRECTS that, as provided for by and in accordance with the U.S. Plan and the U.S. Confirmation Order:

         (a) TLGI assign, transfer and deliver to Loewen Group International, Inc. ("LGII"), all of TLGI's right, title and interest in, to and under all rights, properties and assets of every kind, character and description, wherever located and whether tangible or intangible, real or personal or fixed or contingent then owned, held, used licensed, conceived or developed by TLGI other than:

                  (i) TLGI's rights in the claims and causes of action asserted by TLGI in the pending arbitration matter of The Loewen Group, Inc. and Raymond L. Loewen v. The United States of America, ICSID Case No. ARB
                           (AF)/98/3 (the "NAFTA Claims");

                  (ii) TLGI's ownership interest in Loewen (NAFTA), LLC, a Delaware limited liability company formed as a wholly owned subsidiary of LGII ("Delco"), which ownership interest will be assigned, transferred and delivered from LGII to TLGI prior to the transfer contemplated in (c) below; and

                  (iii) TLGI's rights, title and interest in the assets of TLGI identified on Schedule "C" hereto including the real property municipally known as 4126 Norland Avenue, Burnaby, British Columbia (the "Canadian Operating Assets");

         (b) TLGI assign, transfer and deliver to Nafcanco ULC, a Nova Scotia unlimited liability company formed as a wholly owned subsidiary of LGII, all of TLGI's


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                                      -4-


                  right, title and interest in and to all proceeds of the NAFTA Claims arising under article 1116 of the North American Free Trade Agreement ("NAFTA") that TLGI receives, all in accordance with NAFTA claims assignment provisions set out in Schedule "D";

         (c) TLGI cause Delco to assign, transfer and deliver to LGII all of Delco's right, title and interest in and to all proceeds of the NAFTA Claims arising under article 1117 of NAFTA that Delco receives, all in accordance with the terms of Schedule "D"; and

         (d) TLGI assign, transfer and deliver to Alderwoods Group Services Inc. a holding company incorporated under the laws of the Province of Ontario as a wholly owned subsidiary of TLGI, which, following completion of the transfer contemplated in
                  (a) above, will be a wholly owned subsidiary of LGII, all of TLGI's right title and interest in, to and under the Canadian Operating Assets.

6. THIS COURT ORDERS AND DECLARES that, as required by the U.S. Plan and the U.S. Confirmation Order, all powers and responsibilities of TLGI in respect of the pursuit and prosecution of the NAFTA Claims are irrevocably delegated to Nafcanco ULC, all in accordance with the terms of Schedule "D".

CORPORATE TRANSFERS, ASSIGNMENTS AND OTHER ACTS

7. THIS COURT ORDERS AND DIRECTS that, in addition to the specific assignments and transfers contemplated in paragraphs 3 and 5 and the delegation provided for in paragraph 6, the Applicants effect all other assignments, transfers and other corporate acts (the "Corporate Acts") necessary or desirable to give effect to the Plan of Arrangement, the Transfers (as defined below), the U.S. Plan and the U.S. Confirmation Order.

EFFECTIVE TRANSFERS

8. THIS COURT ORDERS that all transfers and assignments described in paragraphs 3, 5 and 7 (the "Transfers") effected on or before the Effective Date (as that term is defined in the


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                                      -5-


U.S. Plan, and hereinafter referred to as the "Effective Date"), in accordance with the terms of the Plan of Arrangement, the U.S. Plan and the U.S. Confirmation Order and the Corporate Acts as applicable (the "Transfer Documentation") will:

         (a)      be legal, valid and effective transfers and assignments;

         (b) vest in the transferee or assignee valid title, free and clear of all liens, claims or encumbrances except as specifically provided in the Transfer Documentation; and

         (c) not constitute fraudulent or other challengeable conveyances under any applicable law, including without limitation any bulk sales legislation.

CTA SETTLEMENT, RELEASES AND INJUNCTION

9. THIS COURT ORDERS that the U.S. Confirmation Order and the U.S. Plan providing: (a) for the approval of the settlement of the CTA Issue (as that term is defined in the U.S. Plan) and the other matters that are the subject of Adversary Proceeding No. 00-01181 in the U.S. Court; (b) for certain injunctions and releases; and (c) that on the Effective Date none of the holders of a CTA Note Claim (as that term is defined in the U.S. Plan) will have any further claim, except as otherwise provided in the U.S. Plan, against the Loewen Companies (as that term is defined in the U.S. Plan), be and they are hereby recognized in their entirety and shall be implemented and effective in Canada subject to and in accordance with each and every term pursuant to section 18.6 of the CCAA.

THE STAY OF PROCEEDINGS

10. THIS COURT ORDERS that the stay of proceedings provided for in the Order of this Honourable Court dated June 1, 1999 (the "Initial Order") and extended by further orders of this Honourable Court from time to time shall remain in full force and effect until the end of the day on the Effective Date.


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                                      -6-


THE CONTINUING BUSINESS

11. THIS COURT ORDERS that no person or entity shall, following the Effective Date, accelerate, terminate, rescind, refuse to perform or otherwise repudiate its obligations thereunder, or enforce or exercise any right (including any right of set-off, dilution, buy-out, divestiture, forced sale, option or other remedy) under or in respect of any such obligation or agreement, by reason:

         (d) of any event(s) which occurred on or prior to June 1, 1999, which would have entitled any other Person party thereto to enforce those rights or remedies (including defaults or events of default arising as a result of the financial condition or insolvency of any of the Applicants), all of which defaults or non-compliance shall be deemed to have been waived; or

         (e) of any and all notices of default and demands for payment under any agreement made on or prior to June 1, 1999, all of which shall be deemed to be of no further force and effect; or

         (f) that the Applicants have sought or obtained relief under the CCAA; or

         (g) of the effect on the Applicants of the completion of any of the transactions described herein; or

         (h)      of any compromises effected pursuant to the U.S. Plan.

12. THIS COURT ORDERS that section 29 of Regulation 470, 1992, to the Funeral Directors and Establishments Act, R.S.O. 1990, c.F.36 does not apply to the Transfers.

THE PROCEEDS OF THE PAPERMAN TRANSACTION

13. THIS COURT ORDERS that the Order of this Honourable Court dated March 23, 2001 (the "Paperman Order") is hereby varied and that Paperman & Sons Inc. (now known as 9102-8167 Quebec Inc.), 170535 Canada Inc. and 3144569 Canada Inc. (the "Vendors") shall now be entitled to deal with the proceeds of the sale approved by the Paperman Order as the Vendors see fit and without any restriction imposed by this Court.

THE SCHEDULE "A" CLAIMS PROCESS

14. THIS COURT ORDERS AND CONFIRMS that in accordance with paragraph 5.1 of the Order of this Honourable Court of January 27, 2000 (the "First Claims Order"), the bar date against the Schedule "A" Applicants is effective in accordance with the terms of paragraph 5 of the First Claims Order.

15. THIS COURT ORDERS that the claim of Roger Coutu shall continue as against P. Coutu Funeral Chapels Ltd. and such claim is unaffected by this Order.

DISCHARGE OF THE MONITOR

16. THIS COURT ORDERS that KPMG Inc. is hereby discharged as monitor of the Applicants on the Effective Date and shall, subject to a final passing of its accounts, thereafter have no further obligations, responsibilities or duties under the Initial Order or otherwise.

17. THIS COURT ORDERS that any person or entity who fails to bring a motion returnable before this Honourable Court, and on notice to KPMG Inc., on or before 10 a.m. December 7, 2001 (the "Objections Bar Date") shall be and is hereby forever barred from claiming against KPMG Inc. or any of its affiliates, related partnerships and corporations, and each and everyone of their partners, agents or employees (the "KPMG Parties") in respect of any matter related to this proceeding, including the conduct of any of the KPMG Parties, whether known or unknown, for the period to and including December 6, 2001, with the exception of any claims against the KPMG Parties for gross negligence or wilful misconduct arising as a result of their appointment or the fulfillment of their duties in carrying out of the provisions of the Initial Order.

18. THIS COURT ORDERS that any person or entity who fails to bring a motion returnable before this Honourable Court, and on notice to KPMG Inc., before the Effective Date shall be and is hereby forever barred from claiming against any of the KPMG Parties in respect of any matter related to this proceeding, including the conduct of any of the KPMG Parties, whether known or unknown, for the period from and including December 7, 2001, with the exception of any claims against the KPMG Parties for gross negligence or wilful misconduct arising as a result of their appointment or the fulfillment of their duties in carrying out of the provisions of the Initial Order.

19. THIS COURT DECLARES that for greater certainty paragraph 28 of the Initial Order continues in full force and effect.

FURTHER ADVICE AND DIRECTION

20. THIS COURT ORDERS that the Applicants and any other interested parties are hereby granted leave to apply to this Court for such further advice, directions or assistance as may be necessary to give effect to the terms of this Order.

AID AND ASSISTANCE

21. THIS COURT ORDERS AND REQUESTS the aid and recognition of any court or any judicial, regulatory or administrative body in any province or territory of Canada (including the assistance of any court in Canada pursuant to Section 17 of the CCAA) and the Federal Court of Canada and any judicial, regulatory or administrative body of the United States and the states or other subdivisions of the United States and of any other nation or state to act in aid of and to be complementary to this Court in carrying out the terms of this Order.










                                                         -----------------------

                 SCHEDULE "A" - LIST OF SCHEDULE "A" APPLICANTS

ALBERTA

1.   247663 Alberta Limited
2.   Courtney-Winter's Funeral Chapel Ltd.
3.   Lakeland Funeral Home Ltd.
4.   Mountain View and Metcalf Funeral Chapels Ltd.
5.   Memento Funeral Chapel (1975) Ltd.
6.   Memories Funeral Directors & Crematory Inc.

BRITISH COLUMBIA

7.   1498124 Ontario Limited (formerly 28886 Investments Ltd.)
8.   1451469 Ontario Limited (formerly 4032 Investments Ltd.)
9.   1495554 Ontario Limited (formerly 4054 Investments Ltd.)
10.  1498130 Ontario Limited (formerly 4103 Investments Ltd.)
11.  1451470 Ontario Limited (formerly 476822 B.C. Ltd.)
12.  Alberni Valley Memorial Gardens Ltd.
13.  Aldon Enterprises Ltd.
14.  Armstrong-Enderby Funeral Home Ltd.
15.  Graham Funeral Home Ltd.
16.  Gregory's Williams Lake Funeral Home Ltd.
17.  Haywards Thomson & Irving Funeral Directors (1986) Inc.
18.  Hayward's B.C. Funeral Company & Limousine Service Ltd.
19.  Hollyburn Funeral Home Ltd.
20.  Hollyburn Funeral Services Ltd.
21.  Mt. Washington Memorial and Funeral Chapel Ltd.
22.  Neweol Investments Ltd.
23.  1495555 Ontario Limited (formerly 4166 Investments Ltd.)
24.  TLGI Holdings Limited
25.  Glenhaven Memorial Chapel Ltd.
26.  Kamloops Funeral Home Ltd.
27.  Suburban Funeral Homes Ltd.
28.  Surrey Memorial Services and Crematorium Ltd.
29.  TLGI Management Corp.
30.  Assman's Funeral Chapel Ltd.
31.  Chapel Hill Funeral Home Ltd.
32.  Chapel of Memories Funeral Directors Ltd.
33.  Hamilton-Harron Funeral Centre and Crematorium Ltd.
34.  Henderson's Fraser Valley Funeral Home Ltd.
35.  Henderson's Funeral Home Ltd.
36.  Lakewood Funeral Home Ltd.
37.  Pabril Ventures Limited
38.  Piercy's Funeral Home Limited
39.  Mission Hill Crematorium Ltd.
40.  Sutton's Funeral Directors Ltd.
41.  Parksville Funeral Chapel Ltd.
42.  Vancouver Memorial Services and Crematorium Ltd.
43.  Vernon Funeral Home (1986) Ltd.
44.  TLGM Holdings Inc.
45.  TLGM One Holdings Inc.

CANADA (FEDERAL)

46.  Troispap Inc.
47.  170535 Canada Inc.
48.  3144569 Canada Inc.

MANITOBA

49.  Kerr's Funeral Chapel (1988) Ltd.
50.  Loewen Funeral Chapels (1973) Ltd.
51.  1452457 Ontario Limited (formerly 60752 Manitoba Ltd.)
52.  The J. Thomson Company Limited
53.  1452463 Ontario Limited (formerly 2239699 Manitoba Ltd.)
54.  Klassen Funeral Chapel Ltd.
55.  1452461 Ontario Limited (formerly 2696216 Manitoba Ltd.)
56.  P. Coutu Funeral Chapels Ltd.
57.  Green Acres Memorial Services (1969) Ltd.
58.  Green Acres Memorial Gardens (1969) Limited
59.  Holy Angel Mausoleum Inc.

NOVA SCOTIA

60.  Digby Funeral Home Limited
61.  Independent Funeral Services Incorporated
62.  J.A. Snow's Funeral Home (1985) Limited
63.  Jayne's Funeral Home (1984) Limited
64.  Mattatall Funeral Home (1986) Limited
65.  Robert L. Hall Funeral Home Limited
66.  Wayne Hatt Enterprises Limited
67.  Ettinger-Kennedy Memorial Residence Limited

ONTARIO

68.  Addison Funeral Home, Inc.
69.  Canadian Funeral Services Inc.
70.  Cambridge Funeral Services Limited
71.  Comstock Funeral Home (1987) Ltd.
72.  Giffen-Mack Chapel Ltd.
73.  Green Funeral Home Limited
74.  H.S. Anderson and Sons (1986) Ltd.
75.  J.B. Marlatt Funeral Homes (1985) Limited
76.  R. Martino Funeral Homes (1987) Ltd.
77.  Sault Ste. Marie Funeral Homes Ltd.
78.  Schreiter-Sandrock Limited
79.  The Brown Funeral Home (Kenora 1983) Limited
80.  The Ratz-Bechtel Limited
81.  Trull Funeral Homes (1987) Limited
82.  1026698 Ontario Inc
83.  Delmoro Funeral Home (Woodbridge) Ltd.
84.  Delmoro Funeral Home (North York) Ltd.
85.  Dryden Funeral Service Limited
86.  Hawkins Funeral Home Ltd.
87.  O'Reilly-Lee Funeral Home Limited
88.  Walter D. Kelly Funeral Home and Chapel Ltd.

PRINCE EDWARD ISLAND

89.  Cutcliffe Funeral Home (1986) Ltd.
90.  MacLean Funeral Home (1986) Limited

QUEBEC

91.  9102-8167 Quebec Inc. (formerly Paperman & Sons Inc.)
92.  Guayco Investments Inc./Investissements Guayco Inc.
93.  Les Salons Funeraires Guay Inc.

SASKATCHEWAN

94.  Lee Funeral Home Inc.
95.  Parkview Funeral Home Ltd.
96.  Weyburn Funeral Home (1987) Ltd.
97.  1450261 Ontario Limited (formerly 600838
     Saskatchewan Ltd.)
98.  Unser-Rist Funeral Home Services Inc.
99.  Wilson & Zehner Funeral Chapel Ltd.
100. 1450263 Ontario Limited (formerly 601346
     Saskatchewan Ltd.)
101. Centre-Sask Funeral Management Co. Ltd
102. Coventry Funeral Services Ltd.
103. Dionne-Moriarty Enterprises Ltd.
104. E. Andrychuk Funeral Home Ltd.
105. H. D. Funeral Home Ltd.
106. Helmsing Funeral Chapels Ltd.

107. Jerome-Martens Funeral Services Limited
108. Orsted Funeral Home Ltd.
109. Prairie Funeral Services Ltd.
110. Clements' Rosetown Funeral Home Limited
111. McKague's Funeral Chapels Ltd.
112. Sallows and McDonald Funeral Home (1987) Limited
113. Scharf's Funeral Home Ltd.
114. Unity Funeral Chapel Ltd.
115. 1450264 Ontario Limited (formerly Rist Enterprises
     Corporation)
116. 1450260 Ontario Limited (formerly Ross Funeral
     Service Ltd.)
117. Souris Valley Memorial Gardens Company Ltd.

                                  SCHEDULE "B"


                                   EXHIBIT "1"
                      PLAN OF ARRANGEMENT UNDER SECTION 182
                   OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

                                    ARTICLE I

                                 INTERPRETATION

1.1      DEFINITIONS

         In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, or otherwise defined, the following terms will have the respective meanings set out below and grammatical variations of those terms will have corresponding meanings:

"AMALCO" means, as the context requires, the amalgamated corporation resulting from any of the amalgamations effected pursuant to Article III hereof;

"ARRANGEMENT" means the arrangement proposed under the provisions of Section 182 of the OBCA on the terms and conditions set forth in this Plan of Arrangement and any amendment or variation thereto made in accordance with this Plan of Arrangement;

"ARRANGEMENT COMPANIES" means the corporations subject to this Arrangement, namely the NewCanCo Amalgamating Companies, the NewHoldCo Amalgamating Companies and the Stated Capital Subsidiaries;

"BUSINESS DAY" means a day which is not a Saturday, Sunday or civic or a statutory holiday in Toronto, Ontario, Canada;

"COURT" means the Ontario Superior Court of Justice;

"DIRECTOR" means the Director appointed under Section 278 of the OBCA;

"EFFECTIVE DATE" means the date upon which the Plan of Arrangement becomes effective, as established on the date of issue shown in the certificate of arrangement to be issued under the OBCA in respect of the Arrangement;

"FINAL ORDER" means the final order of the Court approving the Arrangement as such order may be amended at any time prior to the Effective Date;

"LGII" means The Loewen Group International, Inc., a corporation incorporated under the laws of the State of Delaware;

"MANAGEMENTCO" means TLGI Management Corp., a corporation continued under the OBCA;


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                                      -2-


"NEWCANCO" means the amalgamated corporation resulting from the amalgamation pursuant to Section 3.1 (h) hereof;

"NEWCANCO AMALGAMATING COMPANIES" means those corporations identified on Schedule "I" hereto;

"NEWCANCO AMALGAMATING COMPANIES SHARES" means the issued and outstanding shares in the capital of any of the NewCanCo Amalgamating Companies registered in the name of TLGI;

"NEWCANCO SHARES" means the issued and outstanding Class A common shares from time to time in the capital stock of NewCanCo;

"NEWHOLDCO" means the amalgamated corporation resulting from the amalgamation pursuant to Section 3.1(i) hereof;

"NEWHOLDCO AMALGAMATING COMPANIES" means those corporations identified on Schedule "II" hereto;

"NEWEOL" means Neweol Investments Ltd., a corporation continued under the OBCA;

"OBCA" means the Business Corporations Act (Ontario), as amended and in force from time to time;

"PLAN OF ARRANGEMENT" means this Plan of Arrangement and any amendment or variation thereto made in accordance with this Plan of Arrangement;

"STATED CAPITAL SUBSIDIARIES" means those corporations identified on Schedule "III" hereto;

"TLGI" means The Loewen Group Inc., a corporation incorporated under the laws of British Columbia;

"TLGI SUBSIDIARIES" means those corporations identified on Schedule "IV" hereto;

"TLGI SUBSIDIARY SHARES" means the issued shares in the capital stock of each of the TLGI Subsidiaries registered in the name of TLGI;

"1495555" means 1495555 Ontario Limited (formerly 4166 Investments Ltd.), a corporation continued under the OBCA;

"1495554" means 1495554 Ontario Limited (formerly 4054 Investments Ltd.), a corporation continued under the OBCA; and

"1498124" means 1498124 Ontario Limited (formerly 28886 Investments Ltd.), a corporation continued under the OBCA.

1.2      HEADINGS

         The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms "this Plan of Arrangement", "hereof", "hereunder" and similar expressions refer to this Plan of Arrangement and not to any particular Article or Section hereof and include any appendices hereto and any agreement or instrument supplementary or ancillary hereto or thereto. Reference herein to Articles and Sections are to Articles and Sections of this Plan of Arrangement.

1.3      CONSTRUCTION

         In this Plan of Arrangement, unless something in the context is inconsistent therewith:

         (a) the singular of any term includes the plural, and vice versa, and the use of any term is generally applicable to any gender and where applicable, a body corporate, firm or other entity and the word "or" is not exclusive and the word "including" is not limiting, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto; and

         (b) a reference to any statute in this Plan of Arrangement includes all regulations made there under, all amendments to that statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes any such statute or regulations.

                                   ARTICLE II
                              ARRANGEMENT AGREEMENT

2.1      BINDING EFFECT

         Upon obtaining the Final Order, and the issuance of a certificate of arrangement by the Director in respect thereof, this Plan of Arrangement shall be binding upon each of the Arrangement Companies.

                                   ARTICLE III
                                 THE ARRANGEMENT

3.1      SHARE EXCHANGE AND AMALGAMATIONS

         On the Effective Date, the following will occur and will be deemed to occur in the following order without any further act or formality:

         (a) the stated capital of each of the Stated Capital Subsidiaries shall be reduced to $1.00;

         (b) Managementco shall redeem 5,298,471 of the Class A Preferred shares in its capital stock registered in the name of TLGI and as the consideration for such redemption, Managementco will transfer to TLGI the 15,276 common shares in the capital stock of Neweol registered in the name of Managementco;

         (c) Neweol shall reduce its stated capital account maintained for its common shares by the amount of $1.00 for the purpose of distributing, and shall concurrently distribute, the 219 common shares in the capital stock of LGII registered in the name of Neweol, to its shareholder, TLGI;

         (d) Neweol shall reduce its stated capital account maintained for its common shares by the amount of $80,000 for the purpose of distributing, and shall concurrently distribute, the 1 common share in the capital stock of 1495555 registered in the name of Neweol, to its shareholder, TLGI;

         (e) 1495554 shall wind-up and be dissolved in accordance with subsection 237 of the OBCA and, in connection with and as a consequence of such dissolution, all of the assets, rights and properties of 1495554 shall be distributed, transferred, conveyed and assigned to, and all of the unpaid liabilities of 1495554 shall be assumed by TLGI;

         (f) 1495555 shall wind-up and be dissolved in accordance with subsection 237 of the OBCA and, in connection with and as a consequence of such dissolution, all of the assets, rights and properties of 1495555 shall be distributed, transferred, conveyed and assigned to, and all of the unpaid liabilities of 1495555 shall be assumed by TLGI;

         (g) 1498124 shall wind-up and be dissolved in accordance with subsection 237 of the OBCA and, in connection with and as a consequence of such dissolution all of the assets, rights and properties of 1498124 shall be distributed, transferred and conveyed and assigned to, and all of the unpaid liabilities of 1498124 shall be assumed by TLGI;

         (h) the NewCanCo Amalgamating Companies shall together amalgamate pursuant to Section 175 of the OBCA and shall continue as one corporation under the name Alderwoods Group Canada Inc., with the effect described in Section 3.2 below;

         (i) the NewHoldCo Amalgamating Companies shall together amalgamate pursuant to Section 175 of the OBCA and shall continue as one corporation under the name Alderwoods Group Services Inc., with the effect described in Section 3.3 below; and

         (j) the TLGI Subsidiaries shall each approve the transfer and assignment of the right, title and interest in the TLGI Subsidiary Shares to NewCanCo and NewCanCo shall as payment therefor issue to the registered holder of the TLGI Subsidiary Shares that number of NewCanCo Shares, as set out in Schedule "V" for each TLGI Subsidiary Share so transferred.

3.2      AMALGAMATION

         The following provisions will apply to NewCanCo unless and until otherwise determined in the manner required by law or by NewCanCo, its shareholders or directors:

         (a) the effect of the Arrangement shall be as if the NewCanCo Amalgamating Companies were corporations amalgamating in accordance with Section 175 of the OBCA, pursuant to Section 182 of the OBCA;

         (b) the property of each of the NewCanCo Amalgamating Companies (including any rights that may arise under any permit or agreement) immediately before the Arrangement becomes effective shall continue to be the property of NewCanCo;

         (c) NewCanCo shall continue to be liable for the obligations of the NewCanCo Amalgamating Companies (including any obligations that may arise under any permit or agreement) in existence immediately before the Arrangement becomes effective;

         (d) any existing cause of action, claim or liability to prosecution of or affecting any of the NewCanCo Amalgamating Companies shall be unaffected by the Arrangement becoming effective;

         (e) any civil, criminal or administrative action or proceeding pending by or against any of the NewCanCo Amalgamating Companies immediately before the Arrangement becomes effective may continue to be prosecuted by or against NewCanCo;

         (f) any conviction against, or a ruling, order or judgment in favour of or against, any of the NewCanCo Amalgamating Companies immediately before the Arrangement becomes effective may after the Effective Date be enforced by or against NewCanCo;

         (g)      the name of NewCanCo shall be ALDERWOODS GROUP CANADA INC.;

         (h) the registered office of NewCanCo shall be located in the City of Toronto, in the Province of Ontario. The address of the registered office of NewCanCo will be 2225 Sheppard Avenue East, Toronto, Ontario, M2J 5C2;

         (i) there shall be no restriction on the business that NewCanCo may carry on or the powers that it may exercise;

         (j) NewCanCo shall be authorized to issue an unlimited number of Class A Common Shares and an unlimited number of Class B Common Shares, which shall have attached thereto the respective rights, privileges, restrictions and conditions set out in Schedule A hereto;

         (k) the right to transfer shares of NewCanCo shall be restricted in that no shares shall be transferred without the approval of the directors;

         (l) the number of directors of NewCanCo shall, unless otherwise changed in accordance with the OBCA, consist of not less than 1 and not more than 20, the number of directors within the minimum and maximum number set out herein to be determined from time to time by the directors;

         (m)      the accountants of NewCanCo shall be KPMG, LLP Chartered
                  Accountants;

         (n) the initial directors shall consist of the individuals referred to below, each of whom shall hold such office until the first annual meeting of shareholders or until their successors have been duly elected or appointed:

                 Jeffrey Lowe                 2225 Sheppard Avenue East                       Canadian Resident
                                              Suite 1100
                                              Toronto, ON M2J 5C2

                 William R. Tottle            2225 Sheppard Avenue East                       Canadian Resident
                                              Suite 1100
                                              Toronto, ON M2J 5C2

                 J. Richard Clayton           2225 Sheppard Avenue East                       Canadian Resident
                                              Suite 1100
                                              Toronto, ON M2J 5C2

         (o) the individuals referred to below shall hold the office or offices set opposite their respective names until their respective successors shall be elected or appointed:

                 Paul A. Houston                             -     President
                 Ronald G. Collins                           -     Vice-President
                 Laurel J. Langford                          -     Secretary-Treasurer
                 Azalea Angeles                              -     Assistant Secretary

         (p) the by-laws of NewCanCo shall be the by-laws of TLGI Holdings Limited, a corporation governed by the laws of the Province of Ontario immediately before the Effective Date;

         (q) the financial year of NewCanCo shall end on December 31 of each year; and

         (r) the following share exchanges, issuances or cancellations, as the case may be, shall take place on the Effective Date prior to the Plan of Arrangement being effective:

                  (i) subject to clauses (ii) and (iii) below, the NewCanCo Amalgamating Companies Shares shall be converted into and the holder thereof shall receive in respect thereof 34,100 NewCanCo Class A Common Shares;

                  (ii) subject to clause (iii) below, the outstanding shares of Managementco, other than the shares registered in the name of TLGI, shall be converted into and the holder thereof shall receive in respect thereof 143,100 NewCanCo Class B Common Shares;

                  (iii) any issued shares in the capital stock of each of the NewCanCo Amalgamating Companies held by or on behalf of any of the NewCanCo Amalgamating Companies immediately prior to the Effective Date of the Arrangement shall be cancelled without any repayment of capital in respect thereof; and

                  (iv) all the authorized but unissued shares in the capital of each of the NewCanCo Amalgamating Companies shall be cancelled.

3.3      AMALGAMATION

         The following provisions will apply to NewHoldCo unless and until otherwise determined in the manner required by law or by NewHoldCo, its shareholders or directors;

         (a) the effect of the Arrangement shall be as if the NewHoldCo Amalgamating Companies were corporations amalgamating in accordance with Section 175 of the OBCA, pursuant to Section 182 of the OBCA;

         (b) the property of each of the NewHoldCo Amalgamating Companies (including any rights that may arise under any permit or agreement) immediately before the Arrangement becomes effective shall continue to be the property of NewHoldCo;

         (c) NewHoldCo shall continue to be liable for the obligations of the NewHoldCo Amalgamating Companies (including any obligations that may arise under any permit or agreement) in existence immediately before the Arrangement becomes effective;

         (d) any existing cause of action, claim or liability to prosecution of or affecting any of the NewHoldCo Amalgamating Companies shall be unaffected by the Arrangement becoming effective;

         (e) any civil, criminal or administrative action or proceeding pending by or against any of the NewHoldCo Amalgamating Companies immediately before the Arrangement becomes effective may continue to be prosecuted by or against NewHoldCo;

         (f) any conviction against, or a ruling, order or judgment in favour of or against, any of the NewHoldCo Amalgamating Companies immediately before the

                  Arrangement becomes effective may after the Effective Date be enforced by or against NewHoldCo;

         (g)      the name of NewHoldCo shall be ALDERWOODS GROUP SERVICES INC.;

         (h) the registered office of NewHoldCo shall be located in the City of Toronto in the Province of Ontario. The address of the registered office of NewHoldCo will be 2225 Sheppard Avenue East, Toronto, Ontario, M2J 5C2;

         (i) there shall be no restriction on the business of NewHoldCo may carry on or the powers that it may exercise;

         (j) NewHoldCo shall be authorized to issue an unlimited number of Class A common shares and an unlimited number of Class B common shares, which shall have attached thereto the respective rights, privileges, restrictions and conditions set out in Schedule A hereto;

         (k) the right to transfer shares of NewHoldCo shall be restricted in that no shares shall be transferred without the approval of the Directors;

         (l) the number of directors of NewHoldCo shall, unless otherwise changed in accordance with the OBCA, consist of not less than 1 and not more than 20, the number of directors within the minimum and maximum number set out herein to be determined from time to time by the directors;

         (m) the accountants of NewHoldCo shall be KPMG LLP, Chartered Accountants;

         (n) the initial directors shall consist of the individuals referred to below, each of whom shall hold such office until the first annual meeting of shareholders or until their respective successors have been duly elected or appointed:

                 Jeffrey Lowe               2225 Sheppard Avenue East                         Canadian Resident
                                            Suite 1100
                                            Toronto, ON M2J 5C2

                 William R. Tottle          2225 Sheppard Avenue East                         Canadian Resident
                                            Suite 1100
                                            Toronto, ON M2J 5C2

         (o) the individuals referred to below shall hold the office or offices set opposite their respective names until their respective successors shall be elected or appointed:

                 John S. Lacey                   -    Chairman
                 Paul A. Houston                 -    President and Chief Executive Officer
                 Kenneth A. Sloan                -    Senior Vice-President, Chief Financial Officer
                 Bradley D. Stam                 -    Senior Vice-President, Legal and Asset Management
                 Gordon Orlikow                  -    Senior, Vice-President, People
                 James Arthurs                   -    Senior Vice-President, Chief Information Officer
                 Ronald G. Collins               -    Vice-President
                 Laurel J. Langford              -    Secretary-Treasurer
                 Azalea Angeles                  -    Assistant Secretary

         (p) the by-laws of NewHoldCo shall be the by-laws of Neweol, a corporation governed by the laws of the Province of Ontario immediately before the Effective Date;

         (q) the financial year of NewHoldCo shall end on December 31 of each year;

         (r) The following share exchanges, issuances and cancellations, as the case may be, shall take place on the Effective Date prior to the Plan of Arrangement becoming effective:

                  (i) the outstanding shares in the capital stock of 1498130 Ontario Limited and Neweol held by TLGI shall be converted into, and TLGI as such holder shall receive in respect thereof 179,106 Class A Common Shares of NewHoldCo;

                  (ii) the outstanding shares in the capital stock of 1498130 Ontario Limited held by LGII shall be converted into, and LGII as such holder shall receive in respect thereof 103,494 Class B Common Shares of NewHoldCo; and

                  (iii) all the authorized but unissued shares in the capital stock of each of the NewHoldCo Amalgamating Companies shall be cancelled.

                                   ARTICLE IV
                                OTHER PROVISIONS

4.1      LIMITED NUMBER OF SHAREHOLDERS

         The number of shareholders of NewCanCo shall be limited to not more than 50 persons, not including persons who are in the employment of NewCanCo and persons who, having been formerly in the employment of NewCanCo or any of the NewCanCo Amalgamating

Companies, were, while in that employment, and have continued after the termination of that employment to be, shareholders of NewCanCo, two or more persons who are the joint registered owners of one or more shares being counted as a single shareholder.

4.2      NO PUBLIC OFFERING

         Any invitation to the public to subscribe for any securities of NewCanCo is prohibited.

4.3      LIMITED NUMBER OF SHAREHOLDERS

         The number of shareholders of NewHoldCo shall be limited to not more than 50 persons, not including persons who are in the employment of NewHoldCo and persons who, having been formerly in the employment of NewHoldCo or any of the NewHoldCo Amalgamating Companies, were, while in that employment, and have continued after the termination of that employment to be, shareholders of NewHoldCo, two or more persons who are the joint registered owners of one or more shares being counted as a single shareholder.

4.4      NO PUBLIC OFFERING

         Any invitation to the public to subscribe for any securities of NewHoldCo is prohibited.

                                    ARTICLE V
                         CERTIFICATES AND DOCUMENTATION

5.1      ENTITLEMENT TO AMALCO SHARE CERTIFICATES

         After the Effective Date, the former shareholders of the NewCanCo Amalgamating Companies and the NewHoldCo Amalgamating Companies respectively shall be entitled on the basis set forth in Article III to receive certificates representing the shares in NewCanCo or NewHoldCo, as the case may be, respectively issued to them.

5.2      FRACTIONAL SHARES

         No fractional shares will be issued by either NewCanCo or NewHoldCo, and no cash will be paid in lieu thereof. Any fractions resulting will be rounded to the nearest whole number, with fractions of one-half or more being rounded to the next whole number.

                                   ARTICLE VI
                                    AMENDMENT

6.1      PLAN OF ARRANGEMENT AMENDMENT

         (a) The Arrangement Companies may by agreement, and hereby reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time provided that any amendment, modification or supplement must be contained in a written document which is filed herewith and, subject to paragraph (b) below approved by the Court;

         (b) Any amendment, modification or supplement to the Plan of Arrangement may be made following the Effective Date unilaterally by NewCanCo or NewHoldCo, provided that it concerns a matter which, in the reasonable opinion of NewCanCo or NewHoldCo, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial economic interests of any creditor or holder of securities of NewCanCo or NewHoldCo.

                                  SCHEDULE "I"
                         NEWCANCO AMALGAMATING COMPANIES

1.       1026698 Ontario Inc.
2.       1450260 Ontario Limited (formerly Ross Funeral Service Ltd.)
3.       1450261 Ontario Limited (formerly 600838 Saskatchewan Ltd.)
4.       1450263 Ontario Limited (formerly 601346 Saskatchewan Ltd.)
5.       1450264 Ontario Limited (formerly Rist Enterprises Corporation)
6.       1451469 Ontario Limited (formerly 4032 Investments Ltd.)
7.       1451470 Ontario Limited (formerly 476822 B.C. Ltd.)
8.       1452457 Ontario Limited (formerly 60752 Manitoba Limited)
9.       1452461 Ontario Limited (formerly 2696216 Manitoba Ltd.)
10.      1452463 Ontario Limited (formerly 2239699 Manitoba Ltd.)
11.      1499682 Ontario Ltd. (formerly 307744 Saskatchewan Ltd.)
12.      Addison Funeral Home, Inc.
13.      Alberni Valley Memorial Gardens Ltd.
14.      Aldon Enterprises Ltd.
15.      Armstrong-Enderby Funeral Home Ltd.
16.      Assman's Funeral Chapel Ltd.
17.      Cambridge Funeral Services Limited
18.      Canadian Funeral Services Inc.
19.      Centre-Sask Funeral Management Co. Ltd.
20.      Chapel Hill Funeral Home Ltd.
21.      Chapel of Memories Funeral Directors Ltd.
22.      Clements' Rosetown Funeral Home Limited
23.      Comstock Funeral Home (1987) Ltd.
24.      Courtney-Winter's Funeral Chapel Ltd.
25.      Coventry Funeral Services Ltd.
26.      Cutcliffe Funeral Home (1986) Ltd.
27.      Digby Funeral Home Limited
28.      Dionne-Moriarty Enterprises Ltd.
29.      Dryden Funeral Service Limited
30.      E. Andrychuk Funeral Home Ltd.
31.      Ettinger-Kennedy Memorial Residence Limited
32.      Giffen-Mack Chapel Ltd.
33.      Glenhaven Memorial Chapel Ltd.
34.      Graham Funeral Home Ltd.
35.      Green Acres Memorial Gardens (1969) Ltd.
36.      Green Acres Memorial Services (1969) Ltd.
37.      Green Funeral Home Limited
38.      H D Funeral Home Ltd.
39.      H.S. Anderson and Sons (1986) Ltd.
40.      Hamilton-Harron Funeral Centre and Crematorium Ltd.
41.      Hawkins Funeral Home Ltd.
42.      Hayward's B.C. Funeral Company & Limousine Service Ltd.
43.      Haywards Thomson & Irving Funeral Directors (1986) Inc.
44.      Helmsing Funeral Chapels Ltd.
45.      Henderson's Fraser Valley Funeral Home Ltd.
46.      Henderson's Funeral Homes Ltd.
47.      Hollyburn Funeral Home Ltd.
48.      Hollyburn Funeral Services Ltd.
49.      Holy Angel Mausoleum In.
50.      Independent Funeral Services Incorporated
51.      J.A. Snow's Funeral Home (1985) Limited

52.      J.B. Marlatt Funeral Homes (1985) Limited
53.      Jerome-Martens Funeral Services Limited
54.      Kamloops Funeral Home Ltd.
55.      Kerr's Funeral Chapel (1988) Ltd.
56.      Klassen Funeral Chapel Ltd.
57.      Lakeland Funeral Home Ltd.
58.      Lakewood Funeral Home Ltd.
59.      Lee Funeral Home Inc. (formerly Lee Funeral Home Ltd.)
60.      Loewen Funeral Chapels (1973) Ltd.
61.      Mattatall Funeral Home (1986) Limited
62.      McKague's Funeral Chapels Ltd.
63. Maclean Funeral Home (1986) Limited (to be sold - need to confirm current status)
64.      Memories Funeral Directors & Crematory Ltd.
65.      Mission Hill Crematorium Ltd.
66.      Mountain View and Metcalf Funeral Chapels Ltd.
67.      Mt. Washington Memorial and Funeral Chapel Ltd.
68.      Orsted Funeral Home Ltd.
69.      Pabril Ventures Limited
70.      Parksville Funeral Chapel Ltd.
71.      Parkview Funeral Home Ltd.
72.      Piercy's Funeral Home Limited
73.      Prairie Funeral Services Ltd.
74.      R. Martino Funeral Homes (1987) Ltd.
75.      Robert L. Hall Funeral Home Limited
76.      Sallows and McDonald Funeral Home (1987) Limited
77.      Sault Ste. Marie Funeral Homes Ltd.
78.      Scharf's Funeral Home Ltd.
79.      Schreiter-Sandrock Limited
80.      Souris Valley Memorial Gardens Company Ltd.
81.      Suburban Funeral Homes Ltd.
82.      Surrey Memorial Services and Crematorium Ltd.
83.      Sutton's Funeral Directors Ltd.
84.      The Brown Funeral Home (Kenora 1983) Limited
85.      The J. Thompson Company Limited
86.      The Ratz-Bechtel Limited
87.      TLGI Holdings Limited
88.      TLGI Management Corp.
89.      TLGM Holdings Inc.
90.      TLGM One Holdings Inc.
91.      Troispap Inc.
92.      Trull Funeral Homes (1987) Limited
93.      Unity Funeral Chapel Ltd.
94.      Unser-Rist Funeral Home Services Inc.
95.      Vancouver Memorial Services and Crematorium Ltd.
96.      Vernon Funeral Home (1986) Ltd.
97.      Walter D. Kelly Funeral Home and Chapel Ltd.
98.      Wayne Hatt Enterprises Ltd.
99.      Weyburn Funeral Home (1987) Ltd.
100.     Wilson & Zehner Funeral Chapel

                                  SCHEDULE "II"
                        NEWHOLDCO AMALGAMATING COMPANIES


1.       1498130 Ontario Limited (formerly 4103 Investments Ltd.)

2.       Neweol Investments Ltd.

                                 SCHEDULE "III"
                           STATED CAPITAL SUBSIDIARIES



1.       1495555 Ontario Limited (formerly 4166 Investments Ltd.)

2.       1495554 Ontario Limited (formerly 4054 Investments Ltd.)

3.       1498124 Ontario Limited (formerly 28886 Investments Ltd.)

                                  SCHEDULE "IV"
                                TLGI SUBSIDIARIES



1.       Guayco Investments Inc.

2.       247663 Alberta Ltd.

3.       Oshawa Funeral Service (Thornton Chapel) Inc.

4.       Pine Grove Crematorium (1996) Ltd.

5.       P. Coutu Funeral Chapels Ltd.

6.       O'Reilly-Lee Funeral Home Ltd.

7.       Gregory's Williams Lake Funeral Home Ltd.

8.       82888 Investments Ltd.

9.       3899 Investments Ltd.

                                  SCHEDULE "V"
                   ISSUED NEWCANCO SHARES TO TLGI SUBSIDIARIES





TLGI Subsidiary                                                                  No. of NewCanCo Shares
---------------                                                                  ----------------------
Guayco Investments Inc.                                                          6,654
247663 Alberta Ltd.                                                                  1
Oshawa Funeral Service (Thornton Chapel) Inc.                                    2,039
Pine Grove Crematorium (1996) Ltd.                                                  33
P. Coutu Funeral Chapels Ltd.                                                        1
O'Reilly-Lee Funeral Home Ltd.                                                       1
Gregory's Williams Lake Funeral Home Ltd.                                           33
82888 Investments Ltd.                                                             211
3899 Investments Ltd.                                                              422

                                   SCHEDULE A

(a)      DIVIDENDS

         The Class A Common Shares and the Class B Common Shares shall rank equally as to dividends and all dividends declared in any fiscal year shall be declared and paid in equal or equivalent amounts per share on all of the Class A Common Shares and all of the Class B Common Shares at the time outstanding without preference or distinction.

(b)      DECLARATION OF DIVIDENDS

         The respective holders of the Class A Common Shares and the Class B Common Shares shall be entitled to receive any dividends declared by the Corporation.

(c)      LIQUIDATION, DISSOLUTION OR WINDING-UP

         In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the respective holders of the Class A Common Shares and the Class B Common Shares shall be entitled to receive the amount paid up thereon and any dividends declared thereon and unpaid, and thereafter all of the remaining property and assets of the Corporation shall be paid or distributed to the holders of the Class A Common Shares.

(d)      VOTING RIGHTS

         Each holder of one or more Class A Common Shares and each holder of one or more Class B Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares (other than Class A Common Shares or Class B Common Shares) or a specified series of shares are entitled to vote. At all meetings at which notice must be given to the holders of the Class A Common Shares and the Class B Common Shares, each holder of one or more Class A Common Shares and each holder of one or more Class B Common Shares shall be entitled to one vote in respect of each such share held by such holder.

                                  SCHEDULE "C"

                            CANADIAN OPERATING ASSETS



1. Any interest in real estate that is located in Canada, whether freehold, leasehold or otherwise.

2.       Furniture, fixtures and office equipment located in Canada.

3. Accounts Receivables (other than some of the existing intercompany receivables) including tax refunds due, and employee travel advances.

4. Employment Agreements (to the extent not rejected pursuant to the provisions of the U.S. Bankruptcy Code) with persons resident in Canada.

5. Personal property (and interests therein) situate in Canada, including vehicles.

6. Executory Contracts (to the extent not rejected pursuant to the provisions of the U.S. Bankruptcy Code) dealing with goods and services to be supplied or performed, as the case may be, exclusively in Canada.

                                  SCHEDULE "D"

                        NAFTA CLAIM ASSIGNMENT PROVISIONS


         The assignments of the NAFTA Claim will be effected as follows:

         Step 1. LGII forms (a) Loewen (Nafta), LLC ("Delco") as a wholly owned Delaware limited liability company and (b) Nafcanco ULC ("Nafcanco") as a wholly owned Nova Scotia unlimited liability company.

         Step 2. LGII assigns, transfers and delivers to Delco all of its rights under Article 1135(2)(b) of NAFTA to receive any proceeds of the NAFTA Claims arising under Article 1117 of NAFTA ("Article 1117 Proceeds").

         Step 3. LGII assigns, transfers and delivers to TLGI all of the issued and outstanding membership interests in Delco, such that Delco becomes wholly owned by TLGI.

         Step 4. Delco assigns, transfers and delivers to LGII all of Delco's right, title and interest in and to any Article 1117 Proceeds that Delco receives.

         Step 5. TLGI assigns, transfers and delivers to Nafcanco all of TLGI's right, title and interest in and to any proceeds of the NAFTA Claims arising under Article 1116 of NAFTA that TLGI receives.

         Step 6. TLGI irrevocably delegates to Nafcanco all powers and responsibilities of TLGI in respect of the pursuit and prosecution of the NAFTA Claims and grants to Nafcanco an irrevocable power of attorney authorizing Nafcanco to take action in the name and on behalf of TLGI in connection therewith, all as described below.

         Step 7. Immediately following completion of the Restructuring Transactions, (as defined in the U.S. Plan) each of LGII and Nafcanco assigns, transfers and delivers to the Liquidating Trust 25% of its right, title and interests in and to any net proceeds of the NAFTA Claims arising under Article 1117 and any net proceeds of the NAFTA Claims arising under Article 1116, respectively.

         Step 8. TLGI will authorize Nafcanco, on TLGI's behalf and in TLGI's name, to pursue and prosecute TLGI's NAFTA Claims in the pending arbitration proceeding known as The Loewen Group, Inc. and Raymond L. Loewen v. The United States of America, ICSID Case No. ARB (AF)98/3. Pursuant to such authority, Nafcanco is authorized to employ counsel to represent TLGI and to pursue and prosecute such

                  NAFTA Claims to judgment, or to comprise and settle the matter on terms Nafcanco deems proper. TLGI also authorizes Nafcanco, for and in TLGI's name, to appear, answer, plead and defend in all actions, suits and proceedings whatsoever arising from or associated with TLGI's NAFTA Claims.